Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197510 on Form S-8 of GrubHub Inc. (f/k/a GrubHub Seamless Inc.) of our report dated March 2, 2015, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

August 20, 2015